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                                                                     EXHIBIT 15
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            Letter Regarding Unaudited Interim Financial Information



April 7, 1995



The Board of Directors
Puritan-Bennett Corporation

We are aware of the incorporation by reference in the Registration Statement Form S-3 of Puritan-Bennett Corporation and subsidiaries for the registration of 426,929 shares of its common stock of our reports dated September 12, 1994 and December 14, 1994 relating to the unaudited condensed consolidated interim financial statements of Puritan-Bennett Corporation and subsidiaries which are included in its Forms 10-Q for the quarters ended July 31, 1994 and October 31, 1994.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                       /s/ ERNST & YOUNG LLP


Kansas City, Missouri